                                                                    Exhibit 4.4

                                Form of Warrant

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE SOLD, OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY SUCH APPLICABLE STATE LAWS, OR IN VIOLATION OF THE PROVISIONS OF THIS WARRANT.

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF JUNE 1, 2000.

THIS WARRANT ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN SEMX CORPORATION AND CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS RIGHTS AGENT, DATED AS OF JUNE 15, 1999, AS AMENDED ON THE DATE HEREOF AND AS THE SAME MAY BE FURTHER AMENDED FROM TIME TO TIME (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF SEMX CORPORATION AND AVAILABLE FOR INSPECTION BY THE HOLDER OF THIS WARRANT. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS WARRANT. SEMX CORPORATION WILL MAIL TO THE HOLDER OF THIS WARRANT A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY "PERSON" WHO IS, WAS OR BECOMES AN "ACQUIRING PERSON" OR ANY "AFFILIATE" OR "ASSOCIATE" THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. IN NO EVENT MAY THE RIGHTS BE EXERCISED AFTER JUNE 29, 2009.

                                     WARRANT

                           To Purchase Common Stock of

                                SEMX CORPORATION

                           Issuance Date: June 1, 2000

                     Issued To:

No. of Shares of Common Stock:

                                TABLE OF CONTENTS


                                                                                            Page

1.    DEFINITIONS............................................................................1

2.    CURRENT  WARRANT PRICE  ...............................................................7
      2.1.  Initial Warrant Price............................................................7
      2.2.  Reset of Warrant Price...........................................................7

3.    EXERCISE OF WARRANT....................................................................7
      3.1.  Manner of Exercise...............................................................7
      3.2.  Payment of Taxes.................................................................8
      3.3.  Fractional Shares................................................................9
      3.4.  Continued Validity...............................................................9
      3.5.  NASD Rule........................................................................9

4.    TRANSFER, DIVISION AND COMBINATION.....................................................9
      4.1.  Transfer.........................................................................9
      4.2.  Division and Combination........................................................10
      4.3.  Expenses........................................................................10
      4.4.  Maintenance of Books............................................................10

5.    ADJUSTMENTS...........................................................................10
      5.1.  Subdivisions and Combinations...................................................10
      5.2.  Issuance of Additional Shares of Common Stock...................................11
      5.3.  Issuance of Warrants or Other Rights............................................11
      5.4.  Issuance of Convertible Securities..............................................12
      5.5.  Superseding Adjustment..........................................................13
      5.6.  Other Provisions Applicable to Adjustments Under This Section...................14
      5.7.  Reorganization, Reclassification, Liquidation, Dissolution, Merger,
            Consolidation or Disposition of Assets..........................................16
      5.8.  Other Action Affecting Common Stock.............................................17
      5.9.  Certain Limitations.............................................................17

6.    NOTICES TO WARRANT HOLDERS............................................................17
      6.1.  Notice of Adjustments...........................................................17
      6.2.  Notice of Certain Corporate Action..............................................18

7.    NO IMPAIRMENT.........................................................................18

8.    RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION
      WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY........................................18


                                                                                           Page

9.    TAKING OF A RECORD; STOCK AND WARRANT TRANSFER BOOKS..................................19

10.   RESTRICTIONS ON TRANSFERABILITY.......................................................19
      10.1. Restrictive Legends.............................................................19
      10.2. Notice of Proposed Transfers; Requests for Registration.........................20
      10.3. No Transfer to Competitor.......................................................21
      10.4. Termination of Restrictions.....................................................21

11.   SUPPLYING INFORMATION.................................................................21

12.   LOSS OR MUTILATION....................................................................22

13.   OFFICE OF THE COMPANY.................................................................22

14.   REPURCHASE BY THE COMPANY OF WARRANTS
      AND WARRANT STOCK.....................................................................22
      14.1. Obligation to Repurchase Warrant................................................22
      14.2. Payment of Repurchase Price.....................................................24

15.   REGISTRATION RIGHTS...................................................................24

16.   LIMITATION OF LIABILITY...............................................................24

17.   DIVIDENDS ON UNDERLYING COMMON STOCK..................................................24
      17.1. Right to Receive Dividends......................................................24
      17.2. Repayment of Dividends..........................................................25

18.   RIGHTS PLAN...........................................................................26
      18.1. Issuance of Rights..............................................................26
      18.2. Return of Rights................................................................26

19.   MISCELLANEOUS.........................................................................26
      19.1. Nonwaiver and Expenses..........................................................26
      19.2. Notice Generally................................................................27
      19.3. Indemnification.................................................................27
      19.4. Successors and Assigns..........................................................28
      19.5. Amendment.......................................................................28
      19.6. Severability....................................................................28
      19.7. Headings........................................................................28
      19.8. Governing Law...................................................................28
      19.9. Arbitration.....................................................................28


THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE SOLD, OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY SUCH APPLICABLE STATE LAWS, OR IN VIOLATION OF THE PROVISIONS OF THIS WARRANT.

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO
THE TERMS AND CONDITIONS OF A REGISTRATION RIGHTS AGREEMENT DATED
AS OF JUNE 1, 2000.

THIS WARRANT ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN SEMX CORPORATION AND CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS RIGHTS AGENT, DATED AS OF JUNE 15, 1999, AS AMENDED ON THE DATE HEREOF AND AS THE SAME MAY BE FURTHER AMENDED FROM TIME TO TIME (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF SEMX CORPORATION AND AVAILABLE FOR INSPECTION BY THE HOLDER OF THIS WARRANT. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS WARRANT. SEMX CORPORATION WILL MAIL TO THE HOLDER OF THIS WARRANT A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY "PERSON" WHO IS, WAS OR BECOMES AN "ACQUIRING PERSON" OR ANY "AFFILIATE" OR "ASSOCIATE" THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. IN NO EVENT MAY THE RIGHTS BE EXERCISED AFTER JUNE 29, 2009.

Warrant Number:                                   Date of Issuance: June 1, 2000
No. of Shares of Common Stock:


                                     WARRANT

                           To Purchase Common Stock of

                                SEMX CORPORATION

     THIS IS TO CERTIFY THAT _____________________________ or its registered assigns, is entitled, at any time during the Exercise Period (as hereinafter defined), to purchase from SEMX Corporation, a Delaware corporation (the "Company"), __________________________________ shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at an initial purchase price of $10.00 per share (subject to adjustment as set forth herein), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1. DEFINITIONS

     As used in this Warrant, the following terms have the respective meanings set forth below:

     "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Closing Date, other than Warrant Stock, whether now authorized or not.

     "Affiliate" of any Person shall mean a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with, such Person.

     "ASP" shall mean American Silicon Products, Inc., a Rhode Island corporation.

     "ASP Common Stock" shall mean the Common Stock of ASP.

     "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

     "Change of Control" shall mean the occurrence of one or more of the following events:

         (1) any Person or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of persons or entities (in each case, a "Beneficial Owner"), in a single transaction or through a series of related transactions, shall have become the beneficial owner of a majority (by voting power or otherwise) of the securities of the Company ordinarily having the right to vote in the election of directors;

         (2) during any consecutive three-year period commencing on or after the Closing Date, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

         (3) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company to any Beneficial Owner (other than any wholly owned subsidiary of the Company);

         (4) the merger or consolidation of the Company with or into another corporation or the merger of another corporation into the Company with the effect that immediately after such transaction any Beneficial Owner shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors; or

         (5) the adoption of a plan leading to the liquidation or dissolution of the Company.

     "Closing Date" shall mean June 1, 2000.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

     "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, $.10 par value, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 5.7) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by
Section 5.7.

     "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

     "Current Market Price" shall mean, in respect of any share of Common Stock (or Other Common Stock, as the case may be) on any date herein specified, the average of the Daily Market Prices for the 20 consecutive Trading Days immediately preceding such date.

     "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date, as set forth in Section 2 hereof, subject to adjustment pursuant to Section 5.

     "Daily Market Price" shall mean, for each given Trading Day: (i) the last sale price on such day on the National Stock Exchange on which the Common Stock (or the Other Common Stock, as the case may be) is then listed or admitted to trading, (ii) if no sale takes place on such day on such exchange, the last reported sale price as officially quoted on such exchange, (iii) if the Common Stock (or the Other Common Stock, as the case may be) is not then listed or admitted to trading on any National Stock Exchange, the last reported sale price on the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), or if such sale price is not available on such date, the average of the closing bid and asked prices on such date as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), or (iv) if there is no such organization or agency, as furnished by any member of the NASD selected mutually by the Majority Holders and the Company or, if they cannot agree upon such selection, by a member selected by two such members of the NASD, one of which shall be selected by the Majority Holders and one of which shall be selected by the Company.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     "Exercise Period" shall mean the period beginning on the Closing Date and ending at 5:00 P.M., New York time, on the fifth anniversary of the Closing Date.

     "Expiration Date" shall mean the date of the expiration of the Exercise Period.

     "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of this Warrant outstanding on such date and other options or warrants to purchase, or securities convertible into, shares of Common Stock outstanding on such date, whether or not such options, warrants or other securities are presently convertible or exercisable.

     "Holder" shall mean, as the context requires, the Person in whose name this Warrant or one of the other Warrants is registered on the books of the Company maintained for such purpose and/or the Person holding any Warrant Stock.

     "Independent Counsel" shall mean counsel to the Holder reasonably acceptable to the Company.

     "Majority Holders" shall mean, at any given time, holders of Warrants then outstanding who would hold a majority of the Common Stock purchasable upon exercise of all Warrants in the event all Warrants were so exercised at such time.

     "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

     "National Stock Exchange" shall mean the Nasdaq Stock Market, the New York Stock Exchange or the American Stock Exchange.

     "New Securities" shall mean any Additional Shares of Common Stock, and any rights or options to purchase any Additional Shares of Common Stock, and any Convertible Securities.

     "Other Common Stock" shall mean the common stock of a company other than the Company, including without limitation ASP Common Stock.

     "Other Property" shall have the meaning set forth in Section 5.7.

     "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

     "Payment Shares" shall have the meaning set forth in Section 3.1.

     "Permitted Issuances" shall mean (i) the issuance of shares of Common Stock pursuant to an underwritten public offering; (ii) the issuance of shares of Common Stock upon exercise of the Warrants; (iii) the issuance of shares of Series B Preferred Stock pursuant to the Preferred Stock Purchase Agreement;
(iv) the issuance of up to 100,000 shares of Common Stock in connection with the Company's acquisition of the assets of Advanced Packaging Concepts, Inc.; (v) the issuance of shares of Common Stock upon the exercise of options issued to management employees of the Company or its Subsidiaries pursuant to the Stock Option Plans; and (vi) the issuance of up to a total of 60,000 shares of Common Stock pursuant to warrants issued to VM Equity Partners, Inc. and Rodman and Renshaw as finders fees in connection with the transactions related to this Warrant.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "Preferred Stock Purchase Agreement" shall mean the Preferred Stock Purchase Agreement dated as of the Closing Date, by and among the Company, the initial Holder hereof and other designated purchasers.

     "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of the Closing Date among the Company, the initial Holder hereof and other designated parties.

     "Reorganization" shall have the meaning set forth in Section 5.7.

     "Repurchase Price" shall have the meaning set forth in Section 14.2.

     "Reset Date" shall have the meaning set forth in Section 2.2.

     "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 10.1(a).

     "Restrictions" shall have the meaning set forth in Section 14.1(c).

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Series B Certificate of Designation" shall mean the Certificate of Designation, Number, Powers, Preferences and Relative Participating, Optional and Other Rights of Series B Preferred Stock of the Company, as in effect on the Closing Date.

     "Series B Preferred Stock" shall mean the Company's Series B Preferred Stock issued pursuant to the Series B Certificate of Designation and the Preferred Stock Purchase Agreement.

     "Stock Option Plans" shall mean the Company's Amended Employee's Incentive Stock Option Plan adopted by the Board of Directors on May 27, 1993, and the Company's non-qualified stock option plan for members of its Board of Directors adopted by the Board of Directors on January 31, 1995.

     "Subsidiary" shall mean any corporation of which an aggregate of more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by the Company and/or one or more Subsidiaries of the Company.

     "Trading Day" shall mean any day on which stock is traded on the New York Stock Exchange.

     "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

     "Underlying Series B Preferred Stock" shall mean the Series B Preferred Stock issued to the initial Holder of this Warrant on the date this Warrant was originally issued.

     "Warrants" shall mean this warrant and all other warrants issued pursuant to the terms of the Preferred Stock Purchase Agreement, and all warrants issued upon Transfer, division or combination of, or in substitution or exchange for, any thereof.

     "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 3.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

     "Warrant Stock" shall mean the shares of Common Stock purchased by Holders of the Warrants upon the exercise thereof.

   2. CURRENT WARRANT PRICE

     2.1. Initial Warrant Price. For a period commencing on the Closing Date and concluding at 5:00 P.M., New York time on the first anniversary of the Closing Date ("Year One"), the Current Warrant Price shall be $10.00 per share of Common Stock, subject to adjustment pursuant to Section 5.

     2.2. Reset of Warrant Price. From and after the first Business Day following the first anniversary of the Closing Date (the "Reset Date"), the Current Warrant Price, subject to adjustment pursuant to Section 5 and the remaining provisions of this Section 2.2, shall be the lower of (a) the then existing Current Warrant Price pursuant to Section 2.1, or (b) the lowest average Daily Market Price of the Common Stock for any given 20 consecutive Trading Days during Year One. In the event that during Year One the Company issues dividends to the Holder hereof under Section 17 in the form of cash and/or shares of Other Common Stock, then the amount calculated pursuant to clause (b) in the previous sentence shall be increased by (i) the total amount of any cash dividends distributed to any Holder prior to the Reset Date on account of one share of Common Stock for which this Warrant is exercisable, plus
(ii) the total value of any shares of Other Common Stock distributed to any Holder prior to the Reset Date on account of one share of Common Stock for which this Warrant is exercisable, valued at the lowest average Daily Market Price of such shares of Other Common Stock for any given 20 consecutive Trading Days during Year One in which any Holder owned such shares of Other Common Stock, in either case as equitably adjusted for stock splits, combinations, stock dividends and the like. Notwithstanding the foregoing, in no event shall the Current Warrant Price be adjusted pursuant to this Section 2.2 to an amount which is lower than $7.00, as such may be adjusted pursuant to Section 5.

   3. EXERCISE OF WARRANT

     3.1. Manner of Exercise. At any time during the Exercise Period, the Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder.

     In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at its office at 1 Labriola Court, Armonk, New York 10504, or at the office or agency designated by the Company pursuant to Section 13, (i) a written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased,
(ii) payment of the Warrant Price in the manner provided below, and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by the Holder or its duly appointed agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall request in the notice and shall be registered in the name of the Holder or, subject to Section 10, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the cash or check or checks, if any, and this Warrant, are received by the Company as described above and all taxes required to be paid by the Holder, if any, pursuant to Section 3.2 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.

     Payment of the Warrant Price shall be made at the option of the Holder by
(i) cash, (ii) wire transfer to an account in a bank located in the United States designated for such purpose by the Company, (iii) certified or official bank check, (iv) delivery of shares of Series B Preferred Stock with an aggregate stated value, plus accrued and unpaid dividends thereon, equal to the Warrant Price, (v) delivery of shares of Common Stock, valued per share at the Daily Market Price as of the last Trading Day prior to the date of delivery of such shares to the

Company, with an aggregate value equal to the Warrant Price, or (vi) any combination of the foregoing; provided, however, that the Holder shall have the right, at its election, in lieu of delivering the Warrant Price in cash, to instruct the Company in the form of Subscription Notice to retain, in payment of the Warrant Price, a number of shares of Common Stock (the "Payment Shares") equal to the quotient of the aggregate Warrant Price of the shares as to which this Warrant is then being exercised divided by the Current Market Price.

     3.2. Payment of Taxes. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon the Holder, in which case such taxes or charges shall be paid by the Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of the Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

     3.3. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

     3.4. Continued Validity. A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as the Holder under Sections 7, 11, 14, 15, and 16 of this Warrant, subject to the obligations thereunder. The Company will, at the time of each exercise of this Warrant, in whole or in part, upon the request of the holder of the shares of Common Stock issued upon such exercise hereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all such rights; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.

     3.5. NASD Rule. Notwithstanding any other provision hereof, in no event shall this Warrant be exercisable if such exercise would violate NASD Rule 4460(i)(1)(D)(ii) or any successor provision. If the Holder is unable to exercise this Warrant because such exercise would violate said rule, the Company, at the request of the Holder, shall cooperate in a reasonable manner to seek assurances from The Nasdaq Stock Market, including the waiver of said NASD rule, in order to facilitate the exercise of this Warrant.

4. TRANSFER, DIVISION AND COMBINATION

     4.1. Transfer. Subject to compliance with Section 10, Transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 3.1 or the office or agency designated by the Company pursuant to Section 13, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney and if such Transfer is not to be made pursuant to Section 10, funds sufficient to pay any transfer taxes payable upon the making of such Transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 10, execute and deliver a new Warrant or Warrants in the name(s) of the assignee or assignees and in the denomination(s) specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with Section 10, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued. If requested by the Company, a new Holder shall acknowledge in writing, in form reasonably satisfactory to the Company, such Holder's continuing obligation under Section 10.

     4.2. Division and Combination. Subject to Section 10, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with
Section 4.1 and with Section 10, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     4.3. Expenses. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 4.

     4.4. Maintenance of Books. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

5. ADJUSTMENTS

     The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant (as well as each of the prices included in the calculation to determine the Current Warrant Price after Year One pursuant to Section 2.2), shall be subject to adjustment from time to time as set forth in this

Section 5. The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 5 at the time of such event.

     5.1. Subdivisions and Combinations. If at any time the Company shall:

         (a) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

         (b) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, by a reverse stock split or otherwise,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

     5.2. Issuance of Additional Shares of Common Stock. (a) In the event the Company shall issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, for a consideration per Additional Share of Common Stock less than the Current Market Price, then the Current Warrant Price shall be reduced to a price calculated by multiplying the then existing Current Warrant Price by a fraction the numerator of which shall be the sum of (i) the number of Fully Diluted Outstanding shares of Common Stock immediately prior to such issue or sale multiplied by the Current Market Price per share of Common Stock immediately prior to such issue or sale plus (ii) the consideration received by the Company upon such issue or sale, and the denominator of which shall be the total number of Fully Diluted Outstanding shares of Common Stock immediately after such issue or sale multiplied by the Current Market Price per share of Common Stock immediately prior to such issue or sale.

     For purposes of this subsection (a), the date as of which the Current Market Price per share of Common Stock shall be computed shall be the earlier of the date upon which the Company shall (i) enter into a firm contract for the issuance of such shares or (ii) issue such shares.

     Upon any adjustment of the Current Warrant Price as provided in this
Section 5.2(a), the Holder shall thereafter be entitled to purchase, at the Current Warrant Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Current Warrant Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment and dividing the product thereof by the Current Warrant Price resulting from such adjustment.

         (b) The provisions of this Section 5.2 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under
Section 5.1. No adjustment shall be made under this Section 5.2 upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 5.3 or Section 5.4.

     5.3. Issuance of Warrants or Other Rights. Except with respect to Permitted Issuances and distributions on behalf of which a payment is made to the Holder of this Warrant pursuant to Section 17 hereof, if at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants (other than the Warrants) or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Current Market Price in effect immediately prior to the time of such distribution, issue or sale, then the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price shall be adjusted as provided in Section 5.2(a) on the basis that (i) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding, (ii) the price per share for such Additional Shares of Common Stock shall be deemed to be the lowest price per share at which such Additional Shares of Common Stock are issuable to such holders, and (iii) the Company shall have received all of the consideration, if any, payable for such warrants or other rights as of the date of the actual issuance thereof. No further adjustments of the number of shares of Common Stock for which this Warrant is exercisable or of the Current Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities.

     5.4. Issuance of Convertible Securities. Except with respect to Permitted Issuances and distributions on behalf of which a payment is made to the Holder of this Warrant pursuant to Section 17 hereof, if at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Current Market Price in effect immediately prior to the time of such issue or sale, then the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price shall be adjusted as provided in
Section 5.2(a) on the basis that (i) the maximum number of Additional Shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding, (ii) the price per share of such Additional Shares of Common Stock shall be deemed to be the lowest possible price in any range of prices at which such Additional Shares of Common Stock are available to such holders, and (iii) the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No further adjustment of the number of shares of Common Stock for which this Warrant is exercisable or of the Current Warrant Price shall be made under this Section 5.4 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 5.3. No further adjustments of the number of shares of Common Stock for which this Warrant is exercisable or of the Current Warrant Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase or any warrant or other right to purchase any such Convertible Securities for which adjustments thereof have been or are to be made pursuant to other provisions of this Section 5, no further adjustments shall be made by reason of such issue or sale.

     5.5. Superseding Adjustment. If, at any time after any adjustment of the number of shares of Common Stock for which this Warrant is exercisable shall have been made pursuant to Section 5.3 or Section 5.4 as the result of any issuance of warrants, rights or Convertible Securities, and either

         (a) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

         (b) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or such other Convertible Securities, shall be increased or decreased by virtue of provisions therein contained, then such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on the then outstanding Warrants, but not on any then outstanding Warrant Stock, on the basis of

         (c) treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

         (d) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase or decrease of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities.

     5.6. Other Provisions Applicable to Adjustments Under This Section. The following provisions shall be applicable to the making of adjustments provided for in this Section 5:

         (a) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends, but not subtracting any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. In case any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration, if any, received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

         (b) When Adjustments to Be Made. The adjustments required by this
     Section 5 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 5.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made upon the earlier of (i) the date upon which such adjustment, together with other adjustments required by this Section 5 and not previously made, would result in a minimum adjustment, and (ii) the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

         (c) Fractional Interests. In computing adjustments under this Section 5, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

         (d) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

         (e) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 5 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, the Holder exercises this Warrant, any Additional Shares of Common Stock issuable and other property distributable upon exercise by reason of such adjustment shall be held in escrow for the Holder by the Company to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the then Current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned.

         (f) Challenge to Good Faith Determination. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Section 5, such determination may be challenged in good faith by the Majority Holders, and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Company and acceptable to the Majority Holders.

     5.7. Reorganization, Reclassification, Liquidation, Dissolution, Merger, Consolidation or Disposition of Assets. (a) Subject to the provisions of Section 5.7(b), in case the Company shall reorganize its capital, reclassify its capital stock, liquidate its assets, dissolve, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation or other entity (hereinafter, a "Reorganization") and, pursuant to the terms of such Reorganization, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right following the effectiveness of such Reorganization to receive, upon exercise of such Warrant, or, in the case of a liquidation of assets or a dissolution to receive, upon such liquidation or dissolution, without taking any further action, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such Reorganization by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event (without regard to the number of shares of Common Stock available or set aside for issuance upon such exercise). In case of any such Reorganization, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such appropriate modifications as are satisfactory to the Holder in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 5. For purposes of this Section 5.7 "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 5.7 shall similarly apply to successive Reorganizations.

         (b) From and after the expiration of 18 months following the Closing Date, in the event of a Reorganization in which the Company is not the surviving corporation and in which Other Property is to be received by or distributed to the holders of Common Stock of the Company, and in the event the successor or acquiring corporation is unwilling to comply with the applicable provisions of
Section 5.7(a), then the Company, in lieu of compliance with the provisions of
Section 5.7(a), shall have the right, upon written notice to the Holder at least 20 days prior to the occurrence of the Reorganization, to require the Holder to either (i) exercise this Warrant in full prior to or contemporaneous with the occurrence of the Reorganization, or (ii) elect to have this Warrant repurchased pursuant to Section 14.

     5.8. Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in this Section 5 for which a specific adjustment is provided, then, unless such action will not have a materially adverse effect upon the rights of the Holder, the number of shares of Common Stock or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

     5.9. Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

6. NOTICES TO WARRANT HOLDERS

     6.1. Notice of Adjustments. Whenever the number of shares of Common Stock or the class or type of stock or other property for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of this Warrant, shall be adjusted pursuant to Section 5, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 5.6(a)), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 5.7 or 5.8) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder in accordance with Section 19.2. The Company shall keep at its office or agency designated pursuant to Section 13 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of a Warrant designated by the Holder.

     6.2. Notice of Certain Corporate Action. The Holder shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock.

7. NO IMPAIRMENT

     The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will
(a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Current Warrant Price immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

     Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

8. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

     From and after the Closing Date, subject to the limitation set forth in the last sentence of this paragraph, the Company shall at all times reserve and keep available for issue upon the exercise of warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the exercise in full of all outstanding Warrants, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, taking appropriate board action, recommending such an increase to the holders of Common Stock, holding shareholders meetings, soliciting votes and proxies in favor of such increase to obtain the requisite shareholder approval and upon such approval, the Company shall reserve and keep available such additional shares solely for the purpose of permitting the exercise of Warrants.

     All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued, fully paid and nonassessable and free and clear of any liens, claims and restrictions (other than as provided herein). Except as provided in this Warrant, no stockholder of the Company has or shall have any preemptive rights to subscribe for such shares of Common Stock.

     Before taking any action which would result in an adjustment in the number of shares of Common Stock or the type of consideration for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

     If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (otherwise than as provided in Section
10) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

9. TAKING OF A RECORD; STOCK AND WARRANT TRANSFER BOOKS

     In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 5 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

10. RESTRICTIONS ON TRANSFERABILITY

     The Holder shall not Transfer all or any portion of this Warrant or any shares of the Warrant Stock before satisfaction of the conditions specified in this Section 10. The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 10.

     10.1. Restrictive Legends. (a) Except as otherwise provided in this Section 10, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with legends in substantially the following form:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities or blue sky laws of any state and are subject to the conditions specified in a certain Warrant dated June 1, 2000, originally issued by SEMX Corporation. The shares represented by this certificate may not be sold, or otherwise transferred, in the absence of such registration or an exemption therefrom under such Act and under any such applicable state laws, or in violation of the provisions of the Warrant. A copy of the form of said Warrant is on file with the Secretary of SEMX Corporation. The holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of such Warrant."

         "The shares represented by this certificate are subject to the terms and conditions of a Registration Rights Agreement, dated as of June 1, 2000."

         (b) Except as otherwise provided in this Section 10, each Warrant shall be stamped or otherwise imprinted with legends in substantially the following form:

         "This Warrant and the securities represented hereby have not been registered under the Securities Act of 1933, as amended, or under the securities or blue sky laws of any state and may not be sold, or otherwise transferred, in the absence of such registration or an exemption therefrom under such Act and under any such applicable state laws, or in violation of the provisions of this Warrant."

         "This Warrant and the securities represented hereby are subject to the terms and conditions of a Registration Rights Agreement, dated as of June 1, 2000."

     10.2. Notice of Proposed Transfers; Requests for Registration. Prior to any Transfer or attempted Transfer of any Warrants or any shares of Restricted Common Stock, the Holder of such Warrants or Restricted Common Stock shall deliver to the Company either a written opinion of Independent Counsel, which opinion shall be reasonably acceptable to the Company, addressed to the Company or a no-action letter from the Commission to the effect that the proposed Transfer of such Warrants or such Restricted Common Stock may be effected without registration under the Securities Act and applicable state securities or blue sky laws. After delivery of the written opinion or the no-action letter to the Company, such Holder shall thereupon be entitled to Transfer such Warrants or such Restricted Common Stock. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 10.1(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 10.1(b), unless in the written opinion of Independent Counsel addressed to the Company such legend is not required in order to ensure compliance with the Securities Act.

     10.3. No Transfer to Competitor. Until the termination in accordance with
Section 10.4 of the restrictions on transferability imposed by this Section 10, the Holder shall not Transfer all or any portion of this Warrant, the Warrant Stock or the Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) to any Person that the Holder knows, after reasonable inquiry, is engaged in a business that competes in any material way with the business of the Company or any of its Subsidiaries (other than a holder of less than 5% of the public securities of any such Person). In clarification and not in limitation of the above, the Holder shall be permitted to effect such a Transfer to such a competitor in connection with the sale of securities (i) in a public distribution or a public securities transaction, or (ii) pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act, provided such Transfer is not a directed sale.

     10.4. Termination of Restrictions. Notwithstanding the foregoing provisions of Section 10, the restrictions imposed by this Section upon the transferability of the Warrants, the Warrant Stock and the Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) and the legend requirements of
Section 10.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto, or (ii) when the Company shall have delivered to the Holder or Holders of Warrants, Warrant Stock or Restricted Common Stock the written opinion of Independent Counsel stating that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by Section 9 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the first restrictive legend set forth hereon:

     "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN
     SECTION 10 HEREOF TERMINATED ON ____________, 200__, AND ARE OF NO FURTHER FORCE AND EFFECT."

     All Warrants issued upon registration of Transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 10.1(a).

11. SUPPLYING INFORMATION

     The Company shall cooperate with each Holder of a Warrant and each Holder of Restricted Common Stock in supplying such information as may be reasonably requested by such Holder or reasonably necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

12. LOSS OR MUTILATION

     Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written indemnity agreement of Exeter Venture Lenders, L.P. shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; provided, in the case of mutilation, no indemnity shall be required if this warrant in identifiable form is surrendered to the Company for cancellation.

13. OFFICE OF THE COMPANY

     As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the warrants may be presented for exercise, registration of Transfer, division or combination as provided in this Warrant.

14. REPURCHASE BY THE COMPANY OF WARRANTS AND WARRANT STOCK

     14.1. Obligation to Repurchase Warrant. (a) If a Change of Control occurs at any time during the Exercise Period, the Holder at its election by notice to the Company (the "Put Notice"), may demand repurchase, at any time concurrently with or within 60 days following the occurrence of such Change in Control, of the entire unexercised portion of this Warrant, provided that (i) either (A) at the time of the election under this Section 14.1, the Holder owns all of the shares of the Underlying Series B Preferred Stock or (B) at the time the Holder acquired this Warrant, the Holder also acquired all of the Underlying Series B Preferred Stock and, during the period in which the Holder owned such shares, such shares were redeemed pursuant to Section 5 of the Series B Certificate of Designation, and (ii) in the event the Holder, at the time of the election under this Section 14.1, owns any shares of the Underlying Series B Preferred Stock, such shares have been or are being redeemed pursuant to Section 5(c) of the Series B Certificate of Designation prior to or contemporaneously with the repurchase of this Warrant. Subject to the provisions of Section 14.2, the Company shall, on the date (not less than 15 days after the date of the Put Notice) designated in such Put Notice (the "Repurchase Date"), repurchase from the Holder the entire unexercised portion of this Warrant for an amount calculated to return to the Holder the total purchase price initially paid to the Company for the Underlying Series B Preferred Stock by the initial holder thereof plus a 20% annual internal rate of return (or such lower applicable rate consented to by the Holder) on said initial purchase price from the first date of issuance of the Series B Preferred Stock through the Repurchase Date. Such calculation shall take into account (x) the total cash redemption price received by the Holder by reason of the redemption of the Holder's shares of the Underlying Series B Preferred Stock under Section 5 of the Series B Certificate of Designation, (y) all cash or shares of Other Common Stock (which shares shall be valued at the average Daily Market Price of such shares for the first 60 consecutive Trading Days following the date of the issuance of such dividend or, to the extent any such shares were sold during such 60 day period, then such sold shares shall be valued at the price actually received for such shares) received by the existing or any former holder of this Warrant as dividends pursuant to Section 17, and (z) the value of any and all shares of Common Stock issued to the existing or any former holder of this Warrant by reason of the exercise of any portion of this or any other Warrant or shares of Other Common Stock distributed to the existing or any former holder of this Warrant as dividends pursuant to Section 17 (whether or not any or all of such shares are owned by the Holder on the Repurchase Date). Such shares of Common Stock that are not owned by the holder hereof on the date of the Put Notice shall be valued at a per share price equal to the Current Market Price of such share as of the date such shares were acquired by exercise of a Warrant. Such shares of Common Stock that are owned by the holder hereof on the date of the Put Notice shall be valued at a per share price of the Current Market Price of such share as of the Repurchase Date or the date such shares were acquired by exercise of a Warrant, whichever is greater.

         (b) Notwithstanding the provisions of Section 14.1(a), if, at any time during the period between the date on which the Holder shall have delivered a Put Notice and the Repurchase Date, a Reorganization shall occur and the consideration received or receivable by stockholders in connection with such Reorganization shall consist solely of cash, then the Holder shall (whether or not the Holder shall have previously surrendered its Warrant for repurchase by the Company pursuant to this Section 14) be entitled to receive, on the date of repurchase, the higher of (i) the amount payable to the Holder as determined pursuant to Section 14.1(a) and (ii) an amount equal to the amount of cash the Holder would have received upon the occurrence of such Reorganization had the Holder's Warrant been fully exercised immediately prior thereto less, in the event of a repurchase of this Warrant, the purchase price payable at such time for the purchase of the shares of Common Stock then subject to the Holder's Warrant.

         (c) The Company shall not be obligated under this Section 14.1 to repurchase any Warrant if and to the extent such a repurchase (i) would cause an event of default to exist by reason of such repurchase, which event of default has not been waived, with respect to any agreement or instrument evidencing the Company's or any of its Subsidiaries' indebtedness for borrowed money, or would violate any provision of any such agreement or instrument, or (ii) would be in violation of applicable law ("Restrictions"), in any such case as determined by an opinion of counsel to the Company reasonably acceptable to the Holder; provided, however, that the Company shall use its reasonable best efforts to have any such Restriction either waived or terminated (including, without limitation, by obtaining refinancing for any such indebtedness). In the event that, following receipt of a Put Notice, the Company will not repurchase such Warrant because of the existence of any Restriction, the Company shall, within ten (10) days of receipt of the Put Notice, so notify the Holder in writing, setting forth that the Warrant will not be repurchased and the Restrictions which apply, and deliver to the Holder a copy of the opinion referred to in the prior sentence. In addition, in such event, the Company shall thereafter, upon the request of the Holder, use its best efforts to register the Warrant Stock and/or the Common Stock subject to this Warrant, in accordance with the terms of the Registration Rights Agreement.

     14.2. Payment of Repurchase Price. The purchase price for any repurchase pursuant to Section 14.1 (the "Repurchase Price") shall be determined pursuant to Section 14.1 and shall be payable in cash.

     On the date of any repurchase of Warrants pursuant to this Section 14, the Holder shall assign to the Company its Warrant, without any representation or warranty (other than that the Holder has good and marketable title thereto, free and clear of liens, encumbrances and restrictions of any kind), by the surrender of the Holder's Warrant at the principal office of the Company referred to in
Section 3.1 against payment therefor of the Repurchase Price by, at the option of the Holder, (i) wire transfer to an account in a bank located in the United States designated by the Holder for such purpose or (ii) a certified or official bank check payable to the order of the Holder.

15. REGISTRATION RIGHTS

     This Warrant is entitled to the benefits of the registration rights provisions contained in the Registration Rights Agreement, subject to the restrictions on the transfer of the rights contained therein set forth in
Section 2(b)(iii) thereof. The Company shall keep a copy of the Registration Rights Agreement, and any amendments thereto, at the office or agency designated by the Company pursuant to Section 13 and shall furnish copies thereof to the Holder upon request.

16. LIMITATION OF LIABILITY

     No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

17. DIVIDENDS ON UNDERLYING COMMON STOCK

     17.1. Right to Receive Dividends. In the event that, at any time the Company shall pay a dividend or make any other distribution with respect to its Common Stock whether in the form of cash, Other Common Stock, evidences of indebtedness, securities or other property, then the Company shall pay to the Holder of this Warrant on the date of payment of such dividend or other distribution, an amount in cash or a number of evidences of indebtedness, securities or other property which a holder of the number of shares of Common Stock issuable upon exercise of this Warrant in full on the record date for such dividend or other distribution would be entitled to receive on account of such dividend or distribution. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 17 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 5.1.

     17.2. Repayment of Dividends. (a) In the event the Company at any time issues dividends to any Holder hereof under Section 17.1 and this Warrant is never exercised during the Exercise Period, then within 30 days following the Expiration Date, provided the Company has redeemed the Underlying Series B Preferred Stock for cash in a timely manner in accordance with the terms of the Series B Certificate of Designation, the final Holder hereof shall pay to the Company an amount equal to the excess, if any, by which the annual internal rate of return on the initial purchase price for this Warrant and the Underlying Series B Preferred Stock from the first date of issuance of the Series B Preferred Stock through the Expiration Date exceeds 15%. The calculation of said annual rate of return shall include any shares of Other Common Stock received by the Holder hereof as a dividend under Section 17.1, which shares shall be valued at the average Daily Market Price of such shares for the first 60 consecutive Trading Days following the date of the issuance of such dividend or, to the extent any such shares were sold during such 60 day period, then such sold shares shall be valued at the price actually received for such shares. If the Holder becomes obligated to make a payment to the Company pursuant to this Section 17.2, such payment may be made in cash and/or by the assignment to the Company of shares of Other Common Stock valued in accordance with the previous sentence.

         (b) In the event a portion, but less than all, of this Warrant is exercised during the Exercise Period, then the components of the calculation of any amounts payable to the Company under Section 17.1 shall be appropriately prorated. For example, if 50% of this Warrant had been exercised, then the calculation would include 50% of the initial purchase price for this Warrant and the Underlying Series B Preferred Stock, 50% of the total dividends and redemption price, if any, paid with respect to the Underlying Series B Preferred Stock, and 50% of any shares of Other Common Stock received by the Holder hereof as a dividend under Section 17.1.

         (c) Notwithstanding the above, in the event the Company on any fourth (or more) occasion shall fail to pay any dividend on any Series B Preferred Stock on the applicable Dividend Payment Date (as defined in the Series B Certificate of Designation) in accordance with Section 2 of the Series B Certificate of Designation for any reason, including but not limited to, that such payment is prohibited by applicable law or any loan document to which the Company is a party (including without limitation that certain Revolving Credit, Term Loan and Security Agreement dated November 1, 1999, among PNC Bank, National Association, the Corporation and certain of the Corporation's affiliates, as the same may be amended from time to time) or the Board of Directors of the Company elects not to declare or pay such dividend, and such failure shall not be cured within a period of 30 days after such Dividend Payment Date, then this Section 17.2 thereafter shall be null and void and of no effect.

         (c) Notwithstanding the provisions of this Section 17, the Company acknowledges that there are certain restrictions on the issuance of dividends set forth in Section 4(b)(iv) of the Series B Certificate of Designation.

18. RIGHTS PLAN

     18.1. Issuance of Rights. Contemporaneous with the issuance of this Warrant, the Company shall execute all documents and take all actions necessary to issue to the Holder, pursuant to that certain Rights Agreement dated as of June 15, 1999, between the Company and Continental Stock Transfer & Trust Company, Rights Agent (the "Rights Plan"), effective as of the Closing Date, the number of Rights (as defined in the Rights Plan) that would be issued to the Holder were the Holder to own the total number of shares of Common Stock issuable to the Holder upon the full exercise of this Warrant, and to assure that the Holder is entitled to all the rights, privileges and protections of a holder of Rights under the Rights Plan.

     18.2. Return of Rights. In the event that a Triggering Event under the Rights Plan occurs during the Exercise Period but this Warrant is never exercised during the Exercise Period, then the Holder's Rights under the Rights Plan granted pursuant to Section 18.1 shall expire on the Expiration Date. In the event a portion, but less than all, of this Warrant is exercised during the Exercise Period, then the Holder's prorated share of the Rights corresponding to the unexercised portion of this Warrant shall so expire.

19. MISCELLANEOUS

     19.1. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

     19.2. Notice Generally. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Warrant shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), or facsimile transmission, addressed as follows:

            (a)   If to the Company:
                  SEMX Corporation
                  1 Labriola Court
                  Armonk, NY 10504
                  Attention: Gilbert D. Raker, Chairman, President and CEO
                  Facsimile: (914) 273-5860

                  with a copy to:

                  Joel Salon, Esquire
                  Salon, Marrow, Dyckman & Newman, LLP
                  685 Third Avenue
                  New York, NY 10017
                  Facsimile: (212) 661-3339

         (b) If to the Holder, at its last known address appearing on the books of the Company maintained for such purpose.

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication shall be deemed to have been duly given five business days after being deposited in the mail, postage prepaid, if mailed; when delivered by hand, if personally delivered; or upon receipt, if sent by facsimile (followed by a confirmation copy sent by either overnight or two (2) day courier).

     19.3. Indemnification. The Company agrees to indemnify and hold harmless the Holder, its officers, directors, employees, agents, and attorneys from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against the Holder relating to or arising out of any litigation to which the Holder is made a party in its capacity as a stockholder or warrantholder of the Company; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a judgment by a court to have resulted from (i) the Holder's gross negligence or willful misconduct, (ii) actions or omissions taken or not taken by the Holder in any capacity other than as a stockholder or warrantholder of the Company or
(iii) actions or omissions taken or not taken by the Holder solely as a stockholder or warrantholder of the Company and for which stockholders or warrantholders may be held liable under Delaware law.

     19.4. Successors and Assigns. Subject to the provisions of Sections 4.1 and 10, (i) this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder, and (ii) the provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

     19.5. Amendment. The Warrants may be modified or amended or the provisions thereof waived with the written consent of the Company and the Holder.

     19.6. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

     19.7. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

     19.8. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

     19.9. Arbitration. Any claim or dispute between the parties hereto arising out of or in connection with this Warrant or any of the provisions hereof, or the interpretation, meaning or effect hereof, or the transactions contemplated hereby, shall be submitted to and determined by arbitration in New York, New York in accordance with the procedures, rules and regulations of the American Arbitration Association as in effect at such time. The decision, findings or award of the arbitrator(s) in the matter shall be final and nonappealable and binding upon the parties (and their respective successors) with respect to the subject matter herein concerned, and judgment thereon may be entered in any court or forum having jurisdiction thereof.



                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its duly authorized officer and its corporate seal to be impressed hereon and attested by its Secretary or Assistant Secretary.

Dated: June 1, 2000

                                            SEMX CORPORATION

                                            By: /s/
                                               ---------------------------------
                                            Name:  Gilbert D. Raker
                                            Title: Chairman, President and CEO

Attest:

By: /s/
   ---------------------------
   Name:  Mark Koch
   Title: Secretary

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of _______ shares of Common Stock of SEMX Corporation and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to __________________ whose address is ___________________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.


--------------------------                     (Name of Registered Owner)

--------------------------                     (Signature of Registered Owner)

--------------------------                     (Street Address)

--------------------------                     (City) (State) (Zip Code)


NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee       No. of Shares of Common Stock
----------------------------       -----------------------------




and does hereby irrevocably constitute and appoint ______________ attorney-in-fact to register such transfer on the books of SEMX Corporation maintained for the purpose, with full power of substitution in the premises.

Dated:
      -----------------------
Name:
     ------------------------

Signature:
          -------------------

Witness:
        ---------------------

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.